Exhibit 3.5
COLE CREDIT PROPERTY TRUST II, INC.
CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:        The title of the document being corrected is Fifth Articles of Amendment and Restatement (the “Articles”).

SECOND:    The sole party to the Articles is Cole Credit Property Trust II, Inc., a Maryland corporation (the “Corporation”).

THIRD:        The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on September 12, 2005.

FOURTH:    The definition of “Roll-Up Transaction” in Article V of the Articles as previously filed with the SDAT is set forth below:

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:

(a)    a transaction involving securities of the Corporation that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq’s National Market System; or

(b)    a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)    Stockholders’ voting rights;

(ii)    the term of existence of the Corporation;

(iii)    Sponsor or Advisor compensation; or

(iv)    the Corporation’s investment objectives.

FIFTH:        The definition of “Roll-Up Transaction” in Article V of the Articles as corrected hereby is set forth below:

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the

Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:

(a)    a transaction involving securities of a corporation that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq’s National Market System; or

(b)    a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)    Stockholders’ voting rights;

(ii)    the term of existence of the Corporation;

(iii)    Sponsor or Advisor compensation; or

(iv)    the Corporation’s investment objectives.

SIXTH:    The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and attested to by its Assistant Secretary on this 25th day of January, 2013.

ATTEST:		COLE CREDIT PROPERTY TRUST II, INC.

/s/ Kimberly J. Smith	By:	/s/ D. Kirk McAllaster, Jr.	(SEAL)
Name: Kimberly J. Smith	Name:	D. Kirk McAllaster, Jr.
Title: Assistant Secretary	Title:	Executive Vice President, Chief Financial Officer and Treasurer